FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective April 29, 2013 by and between Cyalume Technologies, Inc., a Delaware corporation (the “Company”), and Michael Bielonko (“Employee”).

RECITALS

A.      The Company and Employee are parties to that certain Amended and Restated Employment Agreement dated April 19, 2012 (the “Employment Agreement”);

B.      The Company and Employee desire to amend the Employment Agreement on the terms provided for herein; and

C.      The Company desires to continue to employ Employee as Vice President of Finance of the Company, and Employee desires to continue such employment upon the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1.      The recitals contained in the Employment Agreement are hereby deleted and replaced in their entirety with recitals A through C set forth in this Amendment.

2.      Section 1 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“TERM.      This Agreement shall be for an initial term beginning on the Effective Date and ending on December 31, 2013 unless extended in writing by the mutual agreement of the parties.”

3.      Section 2(a) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“Duties.       Employee shall be employed as the Vice President of Finance of the Company. Employee’s duties shall be such executive, managerial, administrative, and professional duties as are commensurate with the position of Vice President of Finance, and as shall be assigned by the President, Chief Financial Officer, Chief Operating Officer or the Board of Directors of the Company, or by their authorized designees. Employee shall report to the Chief Financial Officer of the Company. Employee may delegate duties to other employees of the Company as he reasonably determines is in the best interest of the Company, consistent with the general authority and power given to him hereunder. The principal place of employment of Employee shall be at the Company’s executive offices in West Springfield, Massachusetts.”

4.      Section 3(b)(i) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“In the event Employee’s employment with the Company is terminated by the Company (including, for the avoidance of doubt, through the Company’s election not to renew this Agreement at the end of the initial term or any successive one-year term pursuant to Section 1) other than as a result of death, disability (as defined in Section 8(a)(ii)), retirement or for “cause” (as defined in Section 8(a)(iii)), or if Employee’s employment with the Company is terminated by Employee for the reason set forth in Section 8(d), and upon execution by Employee of a separation agreement prepared by the Company within thirty (30) days of the date of termination of Employee’s employment, the Company will pay Employee, at normal payroll intervals for six (6) months, a sum equal to Employee’s annual Base Salary in effect at the time of termination hereunder, less applicable deductions and withholdings.”

5.      Section 2 of Schedule 1 to the Employment Agreement is hereby amended to add the following as the last paragraph thereunder:

“2013 Bonus.      Notwithstanding anything to the contrary contained herein and in lieu of any other cash or equity bonus for which Employee may be eligible under this Agreement for the 2013 calendar year, Employee shall be eligible to receive a cash bonus in the amount of $100,000 for the 2013 calendar year, payable in accordance with the terms of this Section 2 of Schedule 1, subject to fulfillment of the following conditions (as determined in the sole discretion of the Board of Directors of the Company): (a) the Employee’s employment relationship with the Company was not terminated either (i) by the Employee or (ii) by the Company for “cause” (as defined in Section 8(a)(iii)), in each case, prior to December 31, 2013, and (b) Employee uses his best efforts to loyally and conscientiously perform all the duties required by him by the terms of this Agreement, including, without limitation, to assist with the successful transitioning to the Company’s new Chief Financial Officer.”

6.      Except as amended hereby, all of the terms of the Employment Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects, and all references after the date hereof to the Employment Agreement shall be deemed to refer to the Employment Agreement as amended hereby.

7.      This Amendment may be executed and delivered in counterparts and by facsimile or in PDF transmitted by email, each of which will be deemed an original, but both of which together will constitute one and the same instrument.

8.      No amendment or modification of this Amendment shall be valid or binding upon the parties hereto unless made in writing and signed by each of the parties hereto for that express purpose. The validity and effect of this Amendment and the rights and obligations of the parties hereto shall be construed and determined accordance with the law of the State of Delaware without regard to its conflicts of laws or principles.

[The Remainder of this Page Intentionally Left Blank; Signatures Follow]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Amended and Restated Employment Agreement effective as of the date set forth above.

Company:

CYALUME TECHNOLOGIES, INC.

By:	/s/ Zivi Nedivi
Name:	Zivi Nedivi
Title:	CEO

Employee:

/s/ Michael Pellici
Michael Bielonko

[SIGNATURE PAGE TO FIRST AMENDMENT TO BIELONKO AMENDED AND RESTATED EMPLOYMENT AGREEMENT]